UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2023

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Division Street
Campbell,	California	95008
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

Use of Proceeds in ATM Offering

As previously disclosed by Velo3D, Inc. (the “Company”) on its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2023, the Company entered into a Sales Agreement (the “Sales Agreement”) on such date with Needham & Company, LLC (“Needham”), as agent, pursuant to which the Company may offer and sell, from time to time through Needham, shares of its common stock, par value $0.00001 per share (the “Shares”).

The offer and sale of the Shares is being made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-268346) filed by the Company with the SEC on November 14, 2022 and declared effective by the SEC on November 21, 2022, as supplemented by a prospectus supplement dated February 6, 2023 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the prospectus supplement, the Company may offer and sell up to $40 million of the Shares and, as of September 30, 2023, the Company had offered and sold approximately $19.6 million of the Shares. Sales of the Shares, if any, under the prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act.

The disclosure in this Current Report on Form 8-K is incorporated by reference into the “Use of Proceeds” section in the prospectus supplement, which can be found on the SEC’s website: https://www.sec.gov/Archives/edgar/data/1825079/000182507923000002/vld-atmprosuppfebruary2023.htm.

The Company currently intends to use any net proceeds from the sale of the Shares primarily for working capital, capital expenditures and other general corporate purposes, including repayment of the Company’s Senior Secured Notes (the “Exchange Notes”).

The Exchange Notes bear interest at 6.00% per year, payable in cash, and mature on August 1, 2026. When the Company repays the principal of the Exchange Notes pursuant to the terms of the Exchange Notes, the Company is required to pay 120% of the principal amount repaid, plus any accrued interest. As described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023, the Company issued the Exchange Notes on November 28, 2023 in connection with the repayment and exchange of its then outstanding Senior Secured Convertible Notes.

The amounts and timing of the Company’s actual expenditures will depend on numerous factors. The Company may find it necessary or advisable to use the net proceeds from the sale of the Shares for other purposes. Pending the uses described above, and subject to the Company’s compliance with the covenants in the Exchange Notes, the Company plans to invest the net proceeds from the sale of the Shares in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	December 7, 2023	By:	/s/ Benyamin Buller
		Name:	Benyamin Buller
		Title:	Chief Executive Officer